Exhibit 21.1

JOHN BEAN TECHNOLOGIES CORPORATION SUBSIDIARY LIST

Legal Entity Name	Jurisdiction of Organization

John Bean Technologies Corporation	Delaware [USA]
John Bean Technologies LLC	Delaware [USA]
Jetway Systems Asia, Inc.	Delaware [USA]
JBT Equipment Finance LLC	Delaware [USA]
JBT Holdings LLC	Delaware [USA]
Tipper Tie, Inc.	Delaware [USA]
Avure U.S., Inc.	Delaware [USA]
Avure Technologies Incorporated	Delaware [USA]
FTNON USA Inc.	Delaware [USA]
JBT Airport Services Corporation	Delaware [USA]
JBT AeroTech Corporation	Delaware [USA]
Prime Equipment Group, LLC	Ohio [USA]
JBT Lektro, Inc.	Oregon [USA]
Proseal America, Inc.	Virginia [USA]
Proseal America Holdings LLC	Virginia [USA]
A & B Process Systems Corp.	Wisconsin [USA]
A&B Renewable Gas Systems, LLC	Wisconsin [USA]
Innovative Food Technologies, LLC	Wisconsin [USA]
Precise Cutting and Conveying Systems, LLC	Wisconsin [USA]
The Mozza-Lessa Sales Company LLC	Wisconsin [USA]
Barber Holdings Limited	United Kingdom
Barber Trading Limited	United Kingdom
E.M.D. S.A. de C.V.	Mexico
FTNON Almelo B.V.	Netherlands
International Packaging Solutions Limited	United Kingdom
JBT AeroTech (Pty) Ltd	South Africa
JBT AeroTech Jamaica Ltd.	Jamaica
JBT AeroTech Singapore Pte Ltd.	Singapore
JBT AeroTech UK Limited	United Kingdom
JBT Food and Dairy Systems B.V.	Netherlands
JBT Food and Dairy Systems Mexico, S.A. de C.V.	Mexico
JBT Food and Dairy Systems SARL	France
JBT Holdings, B.V.	Netherlands
JBT International (Thailand) Ltd.	Thailand
JBT Kunshan Holdings Ltd.	Hong Kong
JBT Malaysia Sdn. Bhd.	Malaysia
JBT Ningbo Holdings Ltd.	Hong Kong
JBT Shanghai Holdings Ltd.	Hong Kong
JBT Shenzhen Holdings Ltd.	Hong Kong
John Bean Technologies Chile Limitada	Chile
John Bean Technologies (Kunshan) Company Ltd.	China
John Bean Technologies (Ningbo) Company Ltd.	China
John Bean Technologies (Proprietary) Ltd.	South Africa
John Bean Technologies (Shanghai) Company Ltd.	China

John Bean Technologies (Shenzhen) Company Ltd.	China
John Bean Technologies (Thailand) Ltd.	Thailand
John Bean Technologies AB	Sweden
John Bean Technologies Argentina S.R.L.	Argentina
John Bean Technologies Australia Ltd.	Australia
John Bean Technologies B.V.	Netherlands
John Bean Technologies Canada Limited	Canada
John Bean Technologies de Mexico S. de R.L. de C.V.	Mexico
John Bean Technologies Europe B.V.	Netherlands
John Bean Technologies Foodtech S.L.	Spain
John Bean Technologies GmbH	Germany
John Bean Technologies Hong Kong Ltd.	Hong Kong
John Bean Technologies India Pvt. Ltd.	India
John Bean Technologies K.K.	Japan
John Bean Technologies Ltd.	United Kingdom
John Bean Technologies Máquinas e Equipamentos Industriais Ltda.	Brazil
John Bean Technologies Middle East FZE	UAE
John Bean Technologies N.V.	Belgium
John Bean Technologies NZ Limited	New Zealand
John Bean Technologies OOO	Russia
John Bean Technologies Philippines Corp.	Philippines
John Bean Technologies S.A.	France
John Bean Technologies S.P.A.	Italy
John Bean Technologies S.R.O.	Czech Republic
John Bean Technologies Singapore Pte. Ltd.	Singapore
John Bean Technologies South Africa Holding B.V.	Netherlands
John Bean Technologies S.p. Z.o.o.	Poland
John Bean Technologies Spain Holding B.V.	Netherlands
John Bean Technologies Spain S.L.U.	Spain
John Bean Technologies Switzerland GmbH	Switzerland
Newco 1001 Limited	United Kingdom
PLF International Limited	United Kingdom
Proseal Australia PTY Ltd	Australia
Proseal UK Limited	United Kingdom
Proseal Holdings Limited	United Kingdom
PT John Bean Technologies Indonesia	Indonesia
Schröder Maschinenbau GmbH & Co. KG	Germany
Schröder Maschinenbau Verwaltungs GmbH	Germany
Shanghai FTNON Food Processing Equipment Co., Ltd.	China
Tipper Tie Alpina GmbH	Switzerland
Tipper Tie Technopack GmbH	Germany
Tipper Tie Technopack B.V.	Netherlands